UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 22, 2007

MORGAN STANLEY CAPITAL I INC. (as Depositor under the Trust Agreement dated as of June 1, 2007, providing for the issuance of Morgan Stanley Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-9SL)

         Morgan Stanley Mortgage Loan Trust 2007-9SL
(Issuing Entity)

         Morgan Stanley Capital I Inc.
(Exact Name of Depositor as Specified in its Charter)

         Morgan Stanley Mortgage Capital Inc.
(Exact Name of Sponsor as Specified in its Charter)

            Morgan Stanley Capital I Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-130684	133291626
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, 2nd Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

                                            No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

The consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 prepared in accordance with U.S. generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. (which was filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2007), the unaudited consolidated financial statements of MBIA Insurance Corporation and subsidiaries as of March 31, 2007 and for the three-month periods ended March 31, 2007 and March 31, 2006 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 2007 (which was filed with the Commission on May 4, 2007) and the Current Reports on Form 8-K filed with the Commission on April 2, 2007, April 26, 2007 and May 9, 2007 as they relate to MBIA Insurance Corporation, are hereby incorporated by reference into (i) the registration statement, (ii) the prospectus and (iii) the prospectus supplement and shall be deemed to be a part hereof.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of MBIA Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Val Kay
Name: Val Kay
Title: Vice President

Dated: June 22, 2007

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of MBIA Inc.